UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2023

ARKO Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39828	85-2784337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8565 Magellan Parkway Suite 400
Richmond, Virginia		23227-1150
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARKO	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	ARKOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on May 3, 2021, GPM Investments, LLC, a Delaware limited liability company (“GPM”), a subsidiary of ARKO Corp., a Delaware corporation, entered into a Standby Real Estate Purchase, Designation and Lease Program agreement (the “Program Agreement”) with a fund managed by Oak Street Real Estate Capital, LLC (“Oak Street”), which Program Agreement was amended on April 7, 2022. Pursuant to the Program Agreement, as previously amended, Oak Street agreed to purchase, subject to the conditions contained in the Program Agreement, initially up to $1.0 billion, and as previously amended, up to $1.15 billion in the second year of the term, of convenience store and gas station real property, cardlock fuel stations and, subject to Oak Street’s consent, other types/classifications of real property that GPM or an affiliate thereof may acquire, including in connection with purchase agreements that GPM or an affiliate thereof, may from time to time enter into to acquire the foregoing from third parties (each, a “Property”), following which GPM, or an affiliate thereof, would enter into a triple-net lease agreement with Oak Street or such affiliate pursuant to which GPM or such affiliate would lease such Property from Oak Street or such affiliate based upon commercial terms contained in the Program Agreement, as previously amended.

On March 29, 2023, GPM and funds managed by Oak Street entered into a second amendment to the Program Agreement (the “Second Amendment”), which, among other things, (i) extended the term of the Program Agreement and the exclusivity period thereunder through September 30, 2023 with respect to property to be acquired from Travel Centers of America Inc. and (ii) provides for up to an additional $1.25 billion of capacity under the Program Agreement to be used to acquire property from Travel Centers of America Inc. at a value to be determined based on receiving diligence information from Travel Centers of America Inc.

The foregoing description of the Second Amendment is only a summary and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1 *	Second Amendment to Standby Real Estate Purchase, Designation and Lease Program
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. ARKO will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKO Corp.

Date:	March 29, 2023	By:	/s/ Arie Kotler
		Name: Title:	Arie Kotler Chairman, President and Chief Executive Officer